Exhibit 99.1
News Release

Foreign Currency Exchange Rates Prompt Change in FIS Guidance; FIS Also Announces Changes in Segment Reporting

JACKSONVILLE, Fla., April 9, 2015 - FIS™ (NYSE: FIS), a global leader in banking and payments technology as well as consulting and outsourcing solutions, today issued a change in its first quarter and full year guidance.

In its guidance provided in February 2015, FIS outlined the estimated impact of foreign exchange rates on its reported revenue and earnings. Foreign currency exchange rates in key currencies, primarily the Brazilian Real, Euro and Pound Sterling, have continued to decline. Also, the Company chose not to renew a contract that did not meet its profitability metrics and was inconsistent with its go forward strategy. These factors are impacting its reported revenue growth.

In addition, earnings for the quarter were adversely impacted by costs associated with increased project scope and expansion of capabilities to meet market demands in Europe.

The combination of these factors has prompted FIS to revise its first quarter and full year guidance. The Company previously estimated revenue growth of 5% - 7% for the full year. The Company now expects reported revenue growth of 1% - 3%. Adjusted for currency, its revenue growth expectations remain unchanged at 5% - 7%. FIS previously estimated adjusted earnings per share in the range of $0.67 - $0.72 per diluted share for the first quarter 2015 and $3.37- $3.49 per diluted share for the full year. The Company now anticipates its first quarter adjusted earnings per share to be in the range of $0.64 - $0.66 per diluted share and anticipates adjusted earnings of $3.27- $3.37 per diluted share for the full year.

Change in segments

In response to market conditions and to meet the demand of its specific client needs in a more efficient way, FIS is reorganizing and streamlining its global operations and changing its reportable segments. In March 2015, the Company finalized this realignment with the formation of two new reportable segments to focus on growth and the specific market demands of its clients in its two principal markets. Among other benefits, this change in focus is intended to help it increase sales to global financial institutions, a market in which it has made significant investment in recent years. In connection with its reorganization activities, it has incurred significant severance costs in its quarter ended March 31, 2015 GAAP results.

The Integrated Financial Solutions (IFS) segment was formed to serve regional and community North American financial institutions and the Global Financial Solutions (GFS) segment was formed to serve large, global and international financial institutions. In connection with the realignment, the Company’s management and existing solutions and services were assigned to one of these two segments. These changes are designed to improve FIS’ focus on delivering superior solutions and services that address the specific and emerging needs of the respective principal markets’ clients and their customers.

Please refer to the Form 8-K filed today for more detailed information on the Company's new segments.

Use of Non-GAAP Financial Information

Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, the Company has provided non-GAAP financial measures, which it believes are useful to help investors better understand its financial performance, competitive position and prospects for the future. For these reasons, management also uses these measures in part to assess its performance.

These non-GAAP measures include adjusted net earnings (including per share amounts).

Adjusted net earnings excludes the after-tax impact of certain acquisition, integration, and severance costs as well as acquisition related amortization expense. Severance costs primarily reflect expenses incurred in connection with the reorganization of the Global Financial Solutions segment.

Earnings Release and Conference Call

The Company expects to release its first quarter earnings on April 30, 2015. FIS will sponsor a live webcast of the earnings conference call with the investment community on April 30 beginning at 8:30 a.m. (Eastern Time). To access the webcast, go to the Investor Relations section of FIS’ homepage, www.fisglobal.com. A replay will be available after the conclusion of the live webcast.

About FIS
FIS is a global leader in banking and payments technology as well as consulting and outsourcing solutions. With a long history deeply rooted in the financial services sector, FIS serves more than 14,000 institutions in over 130 countries. Headquartered in Jacksonville, Fla., FIS employs more than 40,000 people worldwide and holds leadership positions in payment processing and banking solutions. Providing software, services and outsourcing of the technology that drives financial institutions, FIS is 426 on the Fortune 500 and is a member of Standard & Poor’s 500® Index. For more information about FIS, visit www.fisglobal.com.

Follow FIS on Facebook (facebook.com/FIStoday) and Twitter (@FISGlobal).

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Statements that are not historical facts, including statements about future revenue, earnings before interest, taxes, depreciation and amortization (“EBITDA”), earnings per share, adjusted net earnings, foreign currency exchange rates, the anticipated benefits resulting from the realignment of the Company’s organizational structure and the change in reportable segments, as well as other statements about our expectations, hopes, intentions, or strategies regarding the future, are forward-looking statements. These statements relate to future events and our future results, and involve a number of risks and uncertainties. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Any statements that refer to beliefs, expectations, projections or other characterizations of future events or circumstances and other statements that are not historical facts are forward-looking statements.

Actual results, performance or achievement could differ materially from those contained in these forward-looking statements. The risks and uncertainties that forward-looking statements are subject to include, without limitation:

•
changes in general economic, business and political conditions, including the possibility of intensified international hostilities, acts of terrorism, changes in either or both the United States and international lending, capital and financial markets, and changes in foreign exchange rates;

•	the effect of legislative initiatives or proposals, statutory changes, changes in governmental or other applicable regulations and/or changes in industry requirements, including privacy regulations;

•
the risks of reduction in revenue from the elimination of existing and potential customers due to consolidation in, or new laws or regulations affecting, the banking, retail and financial services industries or due to financial failures or other setbacks suffered by firms in those industries;

•	changes in the growth rates of the markets for our solutions;

•	failures to adapt our solutions to changes in technology or in the marketplace;

•
internal or external security breaches of our systems, including those relating to the theft of personal information and computer viruses affecting our software or platforms, and the reactions of customers, card associations, government regulators and others to any such events;

•	the reaction of our current and potential customers to communications from us or our regulators regarding information security, risk management, internal audit or other matters;

•	competitive pressures on pricing related to our solutions including the ability to attract new, or retain existing, customers;

•	an operational or natural disaster at one of our major operations centers;

•	and other risks detailed in “Risk Factors” and other sections of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and other filings with the SEC.

Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition, results of operations and prospects. Accordingly, readers should not place undue reliance on these forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Except as required by applicable law or regulation, we do not undertake (and expressly disclaim) any obligation and do not intend to publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise.

###

For More Information

Kim Snider, 904.438.6278	Peter Gunnlaugsson, 904.438.6603
Vice President	Senior Vice President
FIS Global Marketing and Corporate Communications	FIS Investor Relations
kim.snider@fisglobal.com	pete.gunnlaugsson@fisglobal.com